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                                                                       EXHIBIT 4

                                  WELLMAN, INC.
                              RESTRICTED STOCK PLAN

                             Effective June 1, 2004

1.       Purpose

         The purpose of the Wellman, Inc. Restricted Stock Plan (the "Plan") is to attract and retain the best available talent and encourage the highest level of performance by executives and others who perform services for Wellman, Inc. (the "Company"). By affording eligible Employees the opportunity to receive stock in the Company and by providing them incentives to put forth maximum efforts for the success of the Company's business, the Plan is intended to serve the best interests of the Company and its stockholders.

2.       Definitions

         "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

         "Award" shall mean any Restricted Stock Award pursuant to the Plan.

         "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

         "Board" shall mean the Board of Directors of the Company.

         "Change in Control" shall mean:

                  (i) the acquisition by any Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange act) of 50% or more of either (a) the then outstanding Common Shares (the "Outstanding Company Common Stock") or
         (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); in each case other than pursuant to the conversion or exercise by Warburg Pincus of the preferred stock or warrants held by Warburg Pincus pursuant to the Securities Purchase Agreement between Warburg Pincus and the Company dated February 12, 2003;

                  (ii) the consummation of a reorganization, merger or consolidation involving the Company, in each case, unless, following such reorganization, merger or consolidation, more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

                  (iii) the consummation of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition (other than as security for indebtedness) of all or substantially all of the assets of the Company.

         "Committee" shall mean the Compensation Committee of the Board.

         "Common Shares" shall mean shares of the common stock, $0.001 par value, of the Company.

         "Effective Date" means June 1, 2004.

         "Employee" shall mean any Person who performs services for the Company or any Affiliate.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Participant" shall mean any Employee selected by the Committee to receive an Award under the Plan.

         "Performance Award" shall mean any right granted under Section 7 of the Plan.

         "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

         "Restricted Period" shall mean the period during which Restricted Stock may be forfeited to the Company.

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         "Restricted Stock" shall mean Common Shares granted under the Plan.

         "Total Disability" shall mean a determination by the Committee that the Employee is unable to perform the duties required of him or her by the Company as a result of any physical or mental condition.

         "Warburg Pincus" means Warburg Pincus Private Equity VIII, L.P.

3.       Scope and Duration

         Awards under the Plan shall be granted in the form of or based upon Common Shares. The maximum aggregate number of Common Shares as to which Awards may be granted from time to time under the Plan is 1,000,000 shares, subject to adjustment as provided in Paragraph 12. The Common Shares available may be (in whole or in part), as the Board shall from time to time determine, authorized but unissued shares or issued shares re-acquired by the Company. Unless otherwise provided by the Committee, Common Shares granted under the Plan and later forfeited, cancelled or otherwise used to satisfy the withholding tax liabilities associated with any Award (the "Re-acquired Shares") will be available for subsequent Awards.

4.       Administration

         The Plan shall be administered by the Committee. The Committee shall have plenary authority in its discretion, subject to and not inconsistent with the provisions and intent of the Plan, to grant Awards, to determine the terms and conditions applicable to Awards, to determine the Employees to whom, and the time or times at which, Awards shall be granted and the number of Common Shares to be covered by each grant; to determine the terms and provisions of the Award Agreements entered into in connection with Awards; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations provided for in the Plan, or deemed necessary or advisable for the administration of the Plan. To the extent permissible by law, the Committee may delegate to one or more of its members or to one or more Persons such administrative duties as it may deem advisable, and the Committee or any Person to whom it has delegated duties as aforesaid may employ one or more Persons to render advice with respect to any responsibility that the Committee or such Person may have under the Plan.

5.       Eligibility; Factors to be Considered in Granting Awards

         Subject to the discretion of the Committee, Awards may be granted to any Employee. In determining to whom Awards shall be granted and the number of Common Shares to be covered by each Award, the Committee shall take into account the nature of the Employee's duties, the present and potential contributions of such Employee to the success of the Company, and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan.

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6.       Restricted Stock

         (a)      Awards

         Restricted Stock may be awarded by the Committee in its sole discretion. At the time an award of Restricted Stock is made, the Committee (i) shall establish a Restricted Period applicable to such Award, (ii) may prescribe conditions for the incremental extension or lapse of restrictions during the Restricted Period, or for the lapse or termination of restrictions upon the satisfaction or occurrence of other conditions in addition to or other than the expiration of the Restricted Period, including a Change in Control, and (iii) may determine all other terms and conditions of such Award, including voting and dividend or dividend equivalent rights.

         (b)      Restrictions on Transfer

         Upon the grant of Restricted Stock, a stock certificate representing the number of Common Shares equal to the number of Restricted Stock granted to an Employee shall be registered in the Employee's name by the Company for the Employee's account. The Employee shall not be entitled to delivery of the certificate or to sell, transfer, assign, pledge or otherwise encumber the Restricted Stock until the expiration of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee. Upon the forfeiture of any Restricted Stock, such forfeited Restricted Stock shall be transferred to the Company without further action by the Employee.

         (c)      Delivery of Shares

         Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, a stock certificate for the number of Common Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Employee or the Employee's beneficiary or estate, as the case may be. Fractional shares will be paid in cash.

         (d)      Payment

         The Committee shall have the discretion to determine at the time of the Award the amount of the payment (if any), and the terms of any such payment that will be required from the Employee upon the issuance or delivery of any Restricted Stock. Any amount necessary to satisfy applicable foreign, federal, state or local tax requirements shall be withheld from or paid by the Employee promptly upon notification of the amount due and prior to or concurrently with the registration, issuance or delivery of a certificate representing such Restricted Stock. The Committee may permit such amount to be paid in (i) Common Shares previously owned by the Employee, (ii) a portion of the Restricted Stock that otherwise would be distributed to such Employee upon the lapse of the restrictions applicable to the Restricted Stock or (iii) a

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combination of cash and Restricted Stock or in such other manner as the
Committee may determine.

7.       Performance Awards

         (a)      Grant

         Performance Awards may be granted to any Employee by the Committee in its sole discretion. A Performance Award shall consist of a right that is (i) denominated in Common Shares, (ii) dependent upon the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) distributable at such time and in such form as the Committee shall determine.

         (b)      Terms and Conditions

         Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine (i) the performance goals to be achieved during any performance period, (ii) the length of any performance period, (iii) the amount of any Performance Award, (iv) the amount of Common Shares to be transferred pursuant to any Performance Award, and (v) all other terms and conditions of any Performance Award, including the consequences of death, Total Disability, termination of employment and a Change in Control.

         (c)      Distribution of Performance Awards

         Performance Awards may be distributed in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a current or deferred basis.

8.       Other Stock-Based Awards

         The Committee shall have authority to grant to eligible Employees an "Other Stock-Based Award", which shall consist of any right that is an Award of Common Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into or exercisable for Common Shares), as deemed by the Committee, in its sole and absolute discretion, to be consistent with the purposes of the Plan, other than an Award described in Paragraphs 6 and 7 above.

9.       Forfeiture of Shares

         The Committee shall establish the rules that determine when an Employee forfeits Awards except that all Awards of Restricted Stock, Performance Awards, and Other Stock Based Awards will be fully vested and no longer be subject to forfeiture upon a Change of Control.

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10.      Non-Transferability of Awards

         Awards granted under the Plan and Restricted Stock shall not be transferable except to the extent provided in any Award Agreement or permitted by the Committee and permitted under applicable law.

11.      Adjustment upon Changes in Capitalization, etc.

         (a) The existence of outstanding Awards shall not affect in any way the right or ability of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any reorganization, merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Shares or the rights hereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or all or substantially all of the outstanding stock of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) If the Company shall effect a subdivision, consolidation or reclassification of the Common Shares or other capital readjustment or recapitalization, the payment of a stock dividend on Common Shares, or other increase or reduction in the number of the Common Shares outstanding, without receiving compensation therefor in money, services or property, then the number, class, and per share price of Common Shares shall be appropriately adjusted in such a manner as to entitle Employees to receive the same total number and class of shares as he would have received as a result of the event requiring the adjustment and the number of shares of stock which may be issued under the Plan shall be appropriately adjusted in order to prevent dilution or enlargement of rights.

12.      Effective Date

         The Plan shall be effective as of the Effective Date. The Committee may, in its discretion, grant Awards under the Plan, the grant, exercise or payment of which shall be expressly subject to the conditions that, to the extent required at the time of grant, exercise or payment, (i) if the Company deems it necessary or desirable, a Registration Statement under the Securities Act of 1933 with respect to such Common Shares shall be effective, and (ii) any requisite approval or consent of any governmental authority of any kind having jurisdiction over Awards granted under the Plan shall be obtained.

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13.      Termination and Amendment

         The Committee may suspend, terminate, modify or amend the Plan at any time provided the Committee complies with all relevant rules and regulations relating to the change. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the Plan may, without the consent of the Employee to whom an Award shall theretofore have been granted, adversely affect the rights of such Employee under such Award.

14.      Miscellaneous

         (a)      Written Agreements

         Each Award hereunder shall be evidenced by an Award Agreement which shall contain such restrictions, terms and conditions as the Committee may require.

         (b)      No Right to Employment

         Nothing in the Plan or any Award granted pursuant to the Plan shall confer upon any Employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate such employment at any time.

         (c)      Governing Law

         The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of State of Delaware.

         (d)      Severability

         If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Employee or Award, or would disqualify the Plan or any Award under any law or regulations deemed applicable, or the compliance with which is deemed desirable, including any accounting rules or regulations, by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, rules or regulations, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Employee or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

         (e)      Other Laws

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         The Committee may refuse to issue or transfer any Common Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Common Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by an Employee, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Employee, holder or beneficiary.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan as of June 1, 2004.



                                      WELLMAN, INC.



                                      By: /s/ Keith R. Phillips
                                          -----------------------------------
                                          Name: Keith R. Phillips
                                          Title: Vice President and
                                                 Chief Financial Officer







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